IMAX CORPORATION
Exhibit 99.2

CONSENT SOLICITATION STATEMENT
IMAX CORPORATION
Solicitation of Consents
Relating to the Amendment of
the Indenture Governing the 9 5/8% Senior Notes Due 2010
(CUSIP Nos. 45245EAG4 and 45245EAF6)
In Consideration of a Consent Fee of
$10.00 per $1,000 principal amount of the Notes
plus
$5.00 per $1,000 principal amount of the Notes
if we elect to extend the Covenant
Reversion Date (defined below)
The Solicitation (defined below) will expire at 5:01 p.m., New York City time, on April 12, 2007 (such date and time, as we may extend it from time to time, the “Expiration Date”). We may, in our sole discretion, extend the Solicitation for a specified period or on a daily basis until the Requisite Consents (defined below) have been received. Holders must provide and not revoke their Consents (defined below) prior to the Expiration Date in order to receive the Consent Fees (defined below). Consents may be revoked prior to the Effective Time (defined below) but not thereafter. In addition, we may, in our sole discretion, terminate or amend the Solicitation at any time.
     Subject to the terms and conditions set forth in this Consent Solicitation Statement (the “Statement”), IMAX Corporation (“IMAX”) hereby solicits (the “Solicitation”) the consents (the “Consents”) of Holders (defined below) of our 9 5/8% Senior Notes due 2010 (the “Notes”) outstanding under the Indenture, dated December 4, 2003, as supplemented (the “Indenture”), among IMAX, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”). The term “Holders” means those holders of record as of 5:30 p.m., New York City time, on March 28, 2007 (the “Record Date”) as reflected in the records of the Trustee. Unless otherwise stated, the terms “we,” “us” and “our” refer to IMAX, or IMAX taken together with its subsidiaries, as the context may require. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.
     The purpose of the Solicitation is to obtain the Consent of the Holders to the waiver under (the “Waiver”), and to certain proposed amendments to (the “Proposed Amendment”), the Indenture, each as further described herein. The Proposed Amendment will provide that any failure to comply with the Reporting Covenant (defined below) during the period beginning on March 30, 2007 and ending at 5:30 p.m., New York City time, on (i) May 31, 2007 or (ii) if we elect to extend such date, June 30, 2007 (the “Covenant Reversion Date”), shall not constitute a Default under the Indenture or be the basis for any Event of Default under the Indenture. Holders of 33.6% of the outstanding aggregate principal amount of the Notes have entered into written agreements with us pursuant to which they have agreed to Consent to the Waiver and the Proposed Amendment prior to the Expiration Date. A Consent will also constitute a Waiver of any and all Defaults and Events of Default arising from a failure to comply with the Reporting Covenant prior to the Effective Time. On the business day following the Expiration Date, or as promptly as practicable thereafter, we will pay to each Holder that provides and does not revoke its Consent prior to the Expiration Date $10.00 for each $1,000 in principal amount of the Notes (the “Initial Consent Fee”) to which such Consent relates. If we elect to extend the Covenant Reversion Date to June 30, 2007, promptly following notice of such election, we will pay to each Holder that provides and does not revoke its Consent prior to the Expiration Date an additional $5.00 for each $1,000 in principal amount of the Notes (the “Additional Consent Fee”) to which such Consent relates. The Initial Consent Fee and the Additional Consent Fee are hereafter collectively referred to as the “Consent Fees.”
     This Statement and the accompanying Consent Form (defined below) contain or incorporate by reference important information that you should read before making a decision with respect to the Solicitation.
Credit Suisse
April 3, 2007
cover continued on next page

     We did not timely file our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Annual Report”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as of the date hereof we have not filed the 2006 Annual Report with the SEC. Furthermore, we may be unable to timely file with the SEC our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2007 and other required SEC reports (collectively, with the 2006 Annual Report, the “SEC Reports”). Our failure to timely file the 2006 Annual Report has resulted in a failure to timely file a copy of such report with the Trustee, which constitutes a Default under the Indenture and a breach of certain reporting requirements under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Our failure to timely file the other SEC Reports may similarly result in a failure to timely file copies of such reports with the Trustee, which would also constitute a Default under the Indenture and a breach of certain reporting requirements under the Trust Indenture Act. The requirements to file the SEC Reports with the Trustee are hereafter referred to as the “Reporting Covenant”. Defaults under the Reporting Covenant could give rise to an Event of Default under the Indenture and, consequently, could result in acceleration of the indebtedness represented by the Notes. We will receive a notice of default from the Trustee with respect to our failure to timely file the 2006 Annual Report. See “Risk Factors – Failure to Satisfy Reporting Covenant.”
     The Solicitation is being made upon the terms and is subject to the conditions set forth in this Statement and the accompanying consent form (the “Consent Form”).
     Approval of the Waiver and the Proposed Amendment requires the vote of the Holders of a majority in aggregate principal amount of the outstanding Notes, excluding Notes held by IMAX and its Affiliates (such Consents, the “Requisite Consents”).
     At any time following receipt of the Requisite Consents, which may be prior to the Expiration Date, and in compliance with the conditions contained in the Indenture, we and the Trustee will execute a supplemental indenture with respect to the Notes (the “Supplemental Indenture”) and the Waiver and the Proposed Amendment will become effective (such time, the “Effective Time”). We will make a public announcement of the effectiveness of the Waiver and the Proposed Amendment at or prior to 9:00 a.m., New York City time, on the next business day after such Effective Time.
     Consents may be revoked prior to the Effective Time. Any notice of revocation received after the Effective Time will not be effective. See “The Solicitation—Revocation of Consents.” From and after the Effective Time, each present and future holder of the Notes will be bound by the Waiver and the Proposed Amendment, whether or not such holder delivered a Consent.
     Notwithstanding anything to the contrary set forth in this Statement, we reserve the right at any time to (i) terminate the Solicitation for any reason, (ii) extend the Solicitation for a specified period or on a daily basis until the Requisite Consents have been received, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation, or (v) waive any of the conditions to the Solicitation, subject to applicable law. See “The Solicitation—Expiration Date; Extensions; Amendment.”

IMPORTANT
     Holders are requested to read and carefully consider the information contained herein and to give their Consent to the Waiver and the Proposed Amendment by properly completing, executing and delivering the accompanying Consent Form in accordance with the instructions set forth herein and therein.
     Holders who wish to consent must deliver their properly completed and executed Consent Form to the Information Agent (as defined below) at the address set forth on the back cover page of this Statement and in the Consent Form in accordance with the instructions set forth herein and therein. Consents should not be delivered to us, the Trustee or the Solicitation Agent. However, we reserve the right to accept any Consent received by us, the Trustee or the Solicitation Agent. Any beneficial owner of Notes who is not a Holder of such Notes must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner. See “The Solicitation—How to Consent.”
     Recipients of this Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Solicitation.
     Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent at the address or telephone number set forth on the back cover page of this Statement. Requests for assistance in completing and delivering a Consent Form or requests for additional copies of this Statement, the Consent Form or other related documents should be directed to the Solicitation Agent or the Information Agent at the addresses or telephone numbers set forth on the back cover page of this Statement, or to your bank or broker.
     No person has been authorized to give any information or make any representations other than those contained in this Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustee, the Solicitation Agent, the Information Agent or any other person. In making a decision as to whether or not to participate in the Solicitation, you must rely on your own examination of our business and the terms of the Solicitation, including the merits and risks involved.
     The statements made in this Statement are made as of the date of this Statement and delivery of this Statement or the accompanying materials at any time does not imply that the information herein or therein is correct as of any subsequent date. The information provided in this Statement is based upon information provided solely by us. The Solicitation Agent has not independently verified and does not make any representation or warranty, express or implied, or assume any responsibility, as to the accuracy or adequacy of the information contained herein.
     The Solicitation is not being made to, and a Consent Form will not be accepted from or on behalf of, a Holder in any jurisdiction in which the making of the Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to lawfully make the Solicitation in any such jurisdiction and to extend the Solicitation to any Holder in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Solicitation to be made by a licensed broker or dealer, the Solicitation will be deemed to be made on behalf of us by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
     NONE OF THE COMPANY, THE TRUSTEE, THE SOLICITATION AGENT AND THE INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD PROVIDE CONSENT TO THE WAIVER AND PROPOSED AMENDMENTS.
THIS STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS STATEMENT AND RELATED CONSENT AND LETTER OF TRANSMITTAL. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

IMAX CORPORATION
     IMAX Corporation together with its wholly-owned subsidiaries is one of the world’s leading entertainment technology companies, specializing in digital and film-based motion picture technologies and large-format two-dimensional and three-dimensional film presentations. Our principal business is the design, manufacture, sale and lease of projection systems based on proprietary and patented technology for large-format, 15-perforation film frame, 70mm format (“15/70-format”) theaters including commercial theaters, museums and science centers, and destination entertainment sites. In addition, we design and manufacture high-end sound systems and produce and distribute films for IMAX theaters. The majority of IMAX theaters are operated by third parties under lease agreements with us.
     We are also engaged in the production, post-production, digital re-mastering and distribution of 15/70-format films, the operation of IMAX theaters and other operations in support of IMAX theaters and the IMAX theater network. In addition, we are in the process of developing a digitally based projection system which would operate without the need for analog film prints.
     We believe the IMAX theater network is the most extensive large-format theater network in the world with 284 theaters operating in 40 countries as of December 31, 2006. Of these 284 theaters, 166 are located in commercial locations, such as multiplex complexes, and 118 of them are currently located in institutional locations, such as museums and science centers. While our roots are in the institutional market, we believe that the commercial market is potentially significantly larger. To increase the demand for IMAX theater system components, we have positioned the IMAX theater network as a new distribution platform for Hollywood blockbuster films. To this end, we have developed a technology that allows standard 35mm movies to be digitally converted to its 15/70-format, have introduced a lower cost projection system designed for multiplex owners, and are continuing to build strong relationships with Hollywood studios and commercial exhibition companies.
     Our principal executive office is located at 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1. Our main telephone number at that address is (905) 403-6500.
RISK FACTORS
     You should carefully consider the risks described below and in our Annual Report on From 10-K for the year ended December 31, 2005, incorporated herein by reference, to read about factors you should consider in making a decision to provide your Consent. Please refer to the discussion of the non-reliance on and intended restatement of our previously issued financial statements, the expected reporting of material weaknesses in our internal control over financial reporting and other matters set forth in our Current Reports on Form 8-K filed on March 19, 2007 and furnished on March 29, 2007, incorporated herein by reference. In addition, see “Certain United States Federal Income Tax Consequences” for a discussion of the tax consequences to holders of the Notes as a result of the Solicitation.
Restatement of Prior Period Financial Statements
     Our management and the Audit Committee of our Board of Directors are evaluating certain identified accounting errors over a six year period (2001 – 2006). As a result, we expect to file restated financial statements for certain periods during those years. On March 15, 2007, our management and the Audit Committee concluded that, until the filing of our 2006 Annual Report, our prior-filed financial statements for the years 2001 through 2006 and the periods within those years should not be relied upon. In the course of completing this restatement and the year-end audit, and in recently reviewing certain comments received from the SEC and the Ontario Securities Commission, we have determined to broaden our review to address certain issues related to these comments, primarily in connection with our revenue recognition for certain theatre system installations in previous periods, including the fourth quarter of 2005. As a result of this expanded review, which is ongoing by us and our auditors, PricewaterhouseCoopers LLP, we may determine that it is necessary to restate additional items beyond the previously identified errors. We may also identify further errors in or adjustments to our financial statements, some of which may be material. Restatements of our financial statements may cause us to become subject to regulatory action or civil litigation, which could require us to pay fines or other penalties and have an adverse effect on our business, results of operations, financial condition and liquidity. We could also become subject to negative publicity and may lose or fail to attract and retain key clients, employees and management personnel as a result of these matters.
     On March 30, 2007, Moody’s Investors Service placed the rating for the Notes on review for downgrade and revised our outlook from “Stable” to “Rating Under Review.” On April 2, 2007, Standard & Poor’s Ratings Services placed our ratings on CreditWatch with negative implication. We may become subject to further action by rating agencies and ratings downgrades.

Lack of Public Disclosure Concerning the Company
     We did not file our 2006 Annual Report by March 30, 2007. We may also be unable to timely file our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2007. Until we file the SEC Reports, there will be limited available public information concerning our results of operations and financial condition. Our most recent available financial statements are as of September 30, 2006 and for the three-month and nine-month periods then ended, and they may not be indicative of our current financial condition or results of operations for any period ending after September 30, 2006. Moreover, as discussed above, our management and the Audit Committee have concluded that, until the filing of our 2006 Annual Report, our prior-filed financial statements for the years 2001 through 2006 and the periods within those years should not be relied upon. The absence of more recent financial information may have a number of adverse effects on us and the Notes, including a decrease in the market value of the Notes and an increase in the volatility of the market price for the Notes.
Revolving Credit Facility
     On February 6, 2004, we entered into a loan agreement for a secured revolving credit facility (the “Credit Facility”) as amended on June 30, 2005 and as further amended by the second amendment to the loan agreement which was entered into with effect from May 16, 2006 (the loan agreement, as amended, the “Loan Agreement”). The Credit Facility is a revolving credit facility expiring on October 31, 2009 with an optional one year renewal thereafter contingent upon approval by the lender, permitting maximum aggregate borrowings of $40.0 million, subject to a borrowing base calculation which includes our financing receivables, operating leases, finished goods inventory and capital assets with certain reserve requirements and deductions for outstanding letters of credit. As of March 31, 2007, we had no outstanding borrowings under the Credit Facility other than outstanding letters of credit of approximately $10.6 million.
     The Loan Agreement requires us to provide the lenders with audited financial statements for each year within 120 days following the end of the year and with financial statements for each month within 30 days following the end of the month. We will be unable to provide 2006 financial statements in time to comply with these provisions, and we may also be unable to provide monthly financial statements in time to comply with these provisions. Any such failure to comply will prevent us from meeting the conditions precedent to drawing under the Credit Facility or to the issuance of additional letters of credit under the Credit Facility. It will also result in the lenders under the Credit Facility having the right to terminate the Credit Facility, to accelerate any outstanding principal and to realize on the collateral under the Credit Facility. On March 27, 2007, we obtained a waiver from the lenders under the Credit Facility of our obligations to provide financial statements. The waiver will expire on June 30, 2007.
     While the Credit Facility waiver remains in effect, our lenders would retain the right under a cross-default clause to exercise their remedies if the holders of the Notes become entitled to accelerate the maturity of the Notes. In further negotiation with the lenders under our Credit Facility, we may agree to additional or different remedies, new or modified covenants, or expanded conditions to borrowing. We believe that we have sufficient cash on hand and sufficient operating cash flow to meet our currently anticipated liquidity needs if the waiver expires and we do not obtain subsequent waivers or amendments under the Credit Facility, or if we obtain them and they subsequently expire. However, the perception of us on the part of clients, rating agencies, investors, securities analysts and others could be adversely affected if we do not maintain the ability to draw under the Credit Facility and could result in credit ratings downgrades.
Failure to Satisfy Reporting Covenant
     We cannot predict when we will complete our review of our financial statements and return to a normal reporting schedule. We will receive a notice of default from the Trustee with respect to our failure to timely file the 2006 Annual Report. Even if the Proposed Amendment is effective, our failure to comply with the Reporting Covenant by May 31, 2007, or if we elect to extend the Covenant Reversion Date to June 30, 2007, by June 30, 2007, would result in a Default under the Indenture. At that time, the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes may provide us with a notice of default.
     If we fail to cure the Default within 30 days after receipt of any notice of default, then the Trustee or such holders will have the right to accelerate the maturity of the Notes. This would trigger the cross-acceleration provisions under our Credit Facility and could cause an acceleration of the maturity of our Credit Facility. If such an acceleration were to occur, we may be unable to meet our payment obligations. We cannot assure you that we would be able to refinance the Notes, whether through the capital markets or otherwise, on commercially reasonable terms, or at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING
STATEMENTS AND OTHER FACTORS
     Certain statements included in this Statement may constitute forward-looking statements. These forward-looking statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX together with its wholly-owned subsidiaries and expectations regarding our future operating results. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to, the following:
•	general economic, market or business conditions;

•	the opportunities (or lack thereof) that may be presented to and pursued by us;

•	competitive actions by other companies;

•	U.S. or Canadian regulatory inquiries;

•	conditions in the in-home and out-of-home entertainment industries;

•	changes in laws or regulations;

•	conditions, changes and developments in the commercial exhibition industry;

•	the acceptance of our new technologies;

•	risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada;

•	the potential impact of increased competition in the markets we operate within;

•	risks arising from potential material weaknesses in our internal control over financial reporting;

•	our ability to satisfy the Reporting Covenant by the Covenant Reversion Date;

•	risks associated with our inability to obtain the Requisite Consents;

•	the extent and impact of the restatement of our financial statements;

•	and other factors, many of which are beyond our control.
     Consequently, all of the forward-looking statements made in this Statement are qualified by these cautionary statements, and actual results or anticipated developments by IMAX may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, us. We undertake no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise. Investors should carefully consider these factors and the additional risk factors outlined in more detail under the heading “Risk Factors” in this document, our 2005 Form 10-K and other SEC filings.

BACKGROUND
     We did not timely file our 2006 Annual Report with the SEC under the Exchange Act, and as of the date hereof we have not filed the 2006 Annual Report with the SEC. In addition, we may be unable to timely file with the SEC our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2007 and other required SEC reports. Our failure to timely file the 2006 Annual Report has resulted in a failure to timely file a copy of such report with the Trustee as required by Section 1019 of the Indenture, which constitutes a Default under the Indenture and a breach of certain reporting requirements under §314(a) of the Trust Indenture Act. Our failure to timely file the other SEC Reports may similarly result in a failure to timely file copies of such reports with the Trustee as required by Section 1019 of the Indenture, which would also constitute a Default under the Indenture and a breach of certain reporting requirements under §314(a) of the Trust Indenture Act. Defaults under the Reporting Covenant could give rise to an Event of Default under the Indenture and, consequently, could result in acceleration of the indebtedness represented by the Notes, if such a Default continues for a period of 30 days after written notice is given to us by the Trustee or by the holders of at least 25% in aggregate principal amount of the outstanding Notes.
     The Proposed Amendment will provide that any failure to comply with the Reporting Covenant during the period beginning on March 30, 2007 and ending at 5:30 p.m., New York City time, on the Covenant Reversion Date shall not constitute a Default under the Indenture or be the basis for any Event of Default under the Indenture. A Consent will also constitute a Waiver of any and all Defaults and Events of Default arising from a failure to comply with the Reporting Covenant prior to the Effective Time. For a description of the Proposed Amendment, see “The Waiver and the Proposed Amendment.” See “Risk Factors—Failure to Satisfy Reporting Covenant.”
THE WAIVER AND THE PROPOSED AMENDMENT
     Section 902 of the Indenture provides that we and the Trustee may enter into a supplemental indenture amending provisions of the Indenture with the written consent of holders of a majority in principal amount of the outstanding Notes. Section 513 of the Indenture provides that holders of a majority in principal amount of the outstanding Notes may waive a Default under the Indenture and upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured. By executing and delivering a Consent Form, a Holder validly Consents to the Waiver and the Proposed Amendment.
     Set forth below is a summary of the Waiver and the Proposed Amendment. This summary does not purport to be complete and is qualified in its entirety by reference to the form of Supplemental Indenture, which is available upon request from us, for the full and complete terms of the Waiver and the Proposed Amendment. The Indenture, which is incorporated by reference herein, is on file with the SEC and is also available upon request from us. Any capitalized terms which are used in the following summary of the Waiver and the Proposed Amendment have the meanings assigned thereto in the Indenture.
     Waiver: Any past Default or Event of Default arising from the Company’s failure to comply with Section 1019 of the Indenture is hereby waived in accordance with Section 513 of the Indenture.
     Certain Definitions: The following defined terms would be added to Section 101 the Indenture:
     “Covenant Reversion Date” means 5:30 p.m., New York City time, on (1) May 31, 2007 or (2) if the Company elects to extend such date by giving notice of such extension to Holders of Outstanding Securities prior to May 31, 2007 in the manner set forth in Section 106, June 30, 2007; provided that the Company shall promptly pay the Additional Consent Fee (as defined in the Solicitation Documents) in accordance with the Solicitation Documents.
     “Solicitation Documents” means the Consent Solicitation Statement dated as of April 3, 2007 and the related Consent Form, each as may be amended and supplemented from time to time.”
     Events of Default: The following sentence would be inserted at the end of Section 501 of the Indenture:
     “Notwithstanding any of the foregoing, any failure of the Company to comply with Section 1019 of this Indenture or §314 of the Trust Indenture Act during the period beginning on March 30, 2007 and ending on the Covenant Reversion Date shall not constitute a failure to comply with Section 1019 or otherwise constitute a Default or be the basis of an Event of Default.”

THE SOLICITATION
General
     In order for the Waiver and the Proposed Amendment to be effective, the Information Agent must receive the Requisite Consents prior to the Expiration Date.
     As of the Record Date, there were $160.0 million aggregate principal amount of Notes outstanding under the Indenture. For purposes of determining whether the Requisite Consents have been received, Notes owned by us or any of our Affiliates will be disregarded. As of the Record Date, neither we nor any of our Affiliates held any Notes.
     Following receipt of the Requisite Consents and in compliance with the conditions contained in the Indenture, we and the Trustee may execute the Supplemental Indenture, and the Waiver and the Proposed Amendment will become effective. We will make a public announcement of the effectiveness of the Waiver and the Proposed Amendment at or prior to 9:00 a.m., New York City time, on the next business day after such Effective Time. We will mail a notice upon effectiveness of the Waiver and the Proposed Amendment to all Holders promptly after the Effective Time.
     The delivery of a Consent will not affect a Holder’s right to sell or transfer any Notes, and a sale or transfer of any Notes after the Record Date will not have the effect of revoking any Consent properly given by the Holder of such Notes. Therefore, each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Notes to which such Consent relates, unless the applicable Holder has complied with the procedure for revoking Consents, as described herein and in the Consent Form. Failure to deliver a Consent will have the same effect as if a Holder had voted “No” to the Waiver and the Proposed Amendment.
     If the Waiver and the Proposed Amendment become effective, they will be binding on all Holders and their transferees, regardless of whether such Holders have consented to the Waiver and the Proposed Amendment.
Record Date
     This Statement and the Consent Form (the “Solicitation Materials”) are being sent to all holders of record as of the Record Date as we are reasonably able to identify. Such date has been fixed as the date for the determination of Holders entitled to give Consents and receive the Consent Fees, if payable, pursuant to the Solicitation. We reserve the right to establish, from time to time, but in all cases prior to receipt of the Requisite Consents, any new date as such Record Date and, thereupon, any such new date will be deemed to be the Record Date for purposes of the Solicitation.
Consent Fees
     On the business day following the Expiration Date, or as promptly as practicable thereafter, we will pay the Initial Consent Fee to each Holder that provides and does not revoke its Consent prior to the Expiration Date. If we elect to extend the Covenant Reversion Date to June 30, 2007, we will pay the Additional Consent Fee promptly following notice of such election to each Holder that provides and does not revoke its Consent prior to the Expiration Date.
     The right to receive the Consent Fees is not transferable with any Note. We will only make payments of the Consent Fees to Holders who have properly provided and not revoked their Consents prior to the Expiration Date pursuant to the terms hereof. No other holder of any Notes will be entitled to receive any Consent Fees.
     Under no circumstance will interest accrue on or be payable with respect to any Consent Fees.
     Consents will expire if the Requisite Consents have not been received prior to the Expiration Date.

     Holders must provide and not revoke their Consents prior to the Expiration Date in order to receive the Consent Fees. Consents may be revoked prior to the Effective Time but not thereafter. If the Waiver and the Proposed Amendment become effective, they will be binding on all Holders and their transferees, regardless of whether such Holders have provided their Consents.
How to Consent
     Holders who wish to Consent to the Waiver and the Proposed Amendment should deliver one or more properly completed Consent Forms signed by or on behalf of such Holder by mail, hand delivery, overnight courier or by facsimile or electronic transmission (with an original delivered subsequently) in accordance with the instructions contained therein to the Information Agent at its address or facsimile number set forth on the back cover page of this Statement. We shall have the right to determine whether any purported Consent satisfies the requirements of the Solicitation and the Indenture, and any such determination shall be final and binding on the Holder who delivered such Consent or purported Consent. Consent Forms must be received by the Information Agent prior to the Expiration Date in order to qualify for payment of the Consent Fees.
     Consents will be accepted from Holders and any other Person who has obtained a proxy in a form reasonably acceptable to us that authorizes such other Person (or Person claiming title by or through such other Person) to vote any Notes on behalf of such Holder. For purposes of the Solicitation, The Depository Trust Company (“DTC”) has authorized the direct participants in DTC (“DTC Participants”) set forth in the position listing of DTC as of the Record Date to execute Consent Forms as if they were Holders of the Notes held of record in the name of DTC or its nominee. Accordingly, Consents will be accepted from DTC Participants. Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to consent should contact the Holder of its Notes promptly and instruct such Holder to Consent on its behalf.
     Each Consent Form that is properly completed, signed, delivered to and received by the Information Agent prior to the Expiration Date (and accepted by us as such), and not validly revoked prior to the Effective Time, will be given effect in accordance with the specifications thereof. A Consent Form should not be delivered to us, the Trustee or the Solicitation Agent. However, we reserve the right to accept any Consent received by us, the Trustee or the Solicitation Agent by any other reasonable means or in any form that reasonably evidences the giving of a Consent. Under no circumstances should any person tender or deliver Notes to us, the Trustee, the Solicitation Agent or the Information Agent.
     All questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocation of a Consent will be resolved by us, in our sole discretion, which resolution shall be final and binding. We reserve the right to reject any and all Consents not validly given or any Consents, our acceptance of which could, in our opinion or the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities in the delivery of a Consent or modify the conditions to the Solicitation (subject to any requirement to extend the Expiration Date). Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as we shall determine. None of us, the Trustee, the Solicitation Agent, the Information Agent or any other person shall be under any duty to give notification of defects, irregularities or waivers with respect to deliveries of Consents, nor shall any of them incur any liability for failure to give such notification.
     If the Notes to which a Consent relates are held by two or more joint Holders, each such Holder must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority so to act. If Notes are held in different names, a separate Consent Form must be executed covering each name.
     If a Consent relates to fewer than all Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the Consent relates. Otherwise, the Consent will be deemed to relate to all Notes held by such Holder. The Consent Fees will be paid only for such portion of the Notes to which a Consent relates.
     All signatures on the accompanying Consent Form must be guaranteed by a firm or other entity identified in Rule l7Ad-15 under the Exchange Act, including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings institution that is a participant in a Securities Transfer Association recognized program (each an “Eligible Institution”). However, signatures need not be guaranteed if the Consent Form is given by or for the account of an Eligible Institution.

Expiration Date; Extensions; Amendment
     We will make a public announcement of the Expiration Date and our acceptance of validly tendered Consents at or prior to 9:00 a.m., New York City time, on the next business day after the Expiration Date. If the Requisite Consents have not been received by the Expiration Date, we may extend the Solicitation for a specified period or on a daily basis until the Requisite Consents have been received. In order to extend the Expiration Date, we will notify the Information Agent of any extension by oral or written notice and will make a public announcement thereof at or prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcements may state that we are extending the Solicitation for a specified period of time. Failure of any Holder or beneficial owner of Notes to be so notified will not affect the extension of the Solicitation.
     Notwithstanding anything to the contrary set forth in this Statement, we reserve the right at any time to (i) terminate the Solicitation for any reason, (ii) extend the Solicitation for a specified period or on a daily basis until the Requisite Consents have been received, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation, or (v) waive any of the conditions to the Solicitation, subject to applicable law. If we take any of these actions, we will make a public announcement thereof.
     If the Solicitation is amended in any material manner, or we waive or modify any material conditions to the Solicitation, we will promptly disclose such amendment, waiver or modification in a public announcement, and we may, if determined by us to be appropriate, extend the Solicitation for no less than one day, such period to be set at our discretion subject to applicable law.
     Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Solicitation, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release and complying with any applicable notice provisions of the Indenture.
Revocation of Consents
     Until the Effective Time, Holders may revoke Consents tendered prior to the Effective Time. Any notice of revocation received after the Effective Time will not be effective, even if received prior to the Expiration Date. Any Holder who revokes a Consent prior to the Effective Time will not receive any Consent Fees, unless such Consent is redelivered and properly received by the Information Agent and accepted by us on or prior to the Expiation Date. Unless properly revoked, a Consent by a Holder of Notes shall bind the Holder and every subsequent holder of such Notes or portion of such Notes that evidences the same debt as the consenting Holder’s Notes, even if a notation of the Consent is not made on any such Notes.
     Subject to the immediately preceding paragraph, any Holder of the Notes as to which a Consent has been given prior to the Effective Time may revoke such Consent as to such Notes or any portion of such Notes (in integral multiples of $1,000) by delivering a written notice of revocation bearing a date later than the date of the prior Consent Form to the Information Agent at any time prior to the Effective Time. With respect to a Consent delivered prior to the Effective Time, any notice of revocation received by the Information Agent after the Effective Time will not be effective.
     To be effective, a notice of revocation must be in writing signed by the Holder, must contain the name of the Holder and the principal amount of Notes to which it relates, must be received by the Information Agent before the Effective Time and must be signed in the same manner as the original Consent Form. All revocations of Consents should be addressed to the Information Agent at the address set forth on the back cover of this Statement.
     We reserve the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of us, any of our affiliates, the Solicitation Agent, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such information.

Solicitation Agent and Information Agent
     We have retained Credit Suisse Securities (USA) LLC to serve as our Solicitation Agent and Global Bondholder Services Corporation to serve as our Information Agent in connection with the Solicitation. The Solicitation Agent has not been retained to render an opinion as to the fairness of the Solicitation. We have agreed to indemnify the Solicitation Agent and the Information Agent against certain liabilities and expenses. At any time, the Solicitation Agent may trade the Notes for its own account or for the accounts of its customers and, accordingly, may have a long or short position in the Notes. The Solicitation Agent and its affiliates have provided in the past, and are currently providing, other investment banking, commercial banking and/or financial advisory services to us. In addition, the Solicitation Agent acted as initial purchaser of the 2003 offering of the Notes.
     We have not authorized any person (including the Solicitation Agent and the Information Agent) to give any information or make any representations in connection with the Solicitation other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustee, the Information Agent, the Solicitation Agent or any other person.
     Requests for assistance in filling out and delivering Consent Forms or for additional copies of this Statement or the Consent Form may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Statement.
Fees and Expenses
     We will bear the costs of the Solicitation, including the fees and expenses of the Solicitation Agent, the Solicitation Agent’s counsel and the Information Agent. We will pay the Trustee reasonable and customary compensation for its services in connection with the Solicitation, plus reimbursement for expenses.
     Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by the Information Agent, by application of funds provided by us, for customary mailing and handling expenses incurred by them in forwarding material to their customers. We will pay all other fees and expenses attributable to the Solicitation, other than expenses incurred by Holders or beneficial owners of Notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
     Any discussion of tax issues set forth in this Statement was written in connection with the promotion and marketing of the Solicitation. Such discussion was not intended or written to be used, and it cannot be used, by any person for the purpose of avoiding any tax penalties that may be imposed on such person. Each investor should seek advice based on its particular circumstances from an independent tax advisor.
     The following is a summary of certain United States federal income tax consequences of the Proposed Amendment and payment of the Consent Fees that may be relevant to a beneficial owner of a Note that is a U.S. Holder (as defined below) and who holds a Note as a capital asset. This summary does not describe all of the material tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special rules, such as certain financial institutions, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers and certain traders in securities, persons holding the notes as part of a hedge, straddle or other integrated transaction or persons whose functional currency is not the United States dollar. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and Treasury Regulations, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.
     The term “U.S. Holder” means a beneficial owner of a Note that is for United States federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to United States federal income taxation regardless of its source or (d) a trust with respect to which (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) a valid election is in effect under applicable Treasury Regulations to be treated as a United States person.
     If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds Notes, the tax treatment of the partnership and its partners will generally depend on the status of the partner and the activities of the partnership and its partners. If you are a partner in a partnership (or other entity that is treated as a partnership for United States federal income tax purposes), you should consult your own tax advisors regarding the United States federal income tax considerations of the Proposed Amendment and payment of the Consent Fees.
     We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. Accordingly, each holder should consult its own tax advisor with regard to the Proposed Amendment and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.
Tax Consequences of Consenting to the Proposed Amendment
     Under the Treasury Regulations, the modification of a debt instrument creates a deemed exchange upon which gain or loss is realized (a “Deemed Exchange”) if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. A modification of a debt instrument that is not a “significant” modification does not create a Deemed Exchange. A modification of a debt instrument is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively (other than specific types of modifications governed by special rules), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The Treasury Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a “significant” modification. The Treasury Regulations do not, however, define “customary accounting or financial covenants.” The Treasury Regulations also provide that a change in the yield of certain debt instruments constitutes a “significant” modification if the yield of the modified debt instrument (taking into account the Consent Fees) varies from the yield of the original debt instrument by more than the greater of 25 basis points or 5 percent of the annual yield on the original debt instrument.
     The adoption of the Proposed Amendment will not cause a Deemed Exchange of the Notes because neither the Proposed Amendment nor the payment of the Initial Consent Fee will result in a significant modification to the terms of the Notes for United States federal income tax purposes as defined in the Treasury Regulations. Accordingly, a U.S. Holder of the Notes will not recognize any gain or loss, for United States federal income tax purposes, upon the adoption of the Proposed Amendment, regardless of whether the U.S. Holder consents to the Proposed Amendment, and will have the same adjusted tax basis and holding period in such Notes after the adoption of the Proposed Amendment that such U.S. Holder had in such Notes immediately before such adoption.

     If we were to elect to extend the Covenant Reversion Date and holders received the Additional Consent Fee, the payment of the Consent Fees will cause a Deemed Exchange because such payment would change the yield of the Notes sufficiently to cause a significant modification. Such a Deemed Exchange of the Notes would qualify as a recapitalization for United States federal income tax purposes if the Notes constitute “securities” for purposes of the recapitalization rules. However, it is not clear whether the Notes will constitute “securities” for these purposes. Any market discount would carry over to a U.S. Holder’s Notes after the Deemed Exchange. U.S. Holders of Notes should consult their tax advisers regarding the possibility that the Deemed Exchange of Notes will be treated as a recapitalization for United States federal income tax purposes.
     If the Deemed Exchange described above does not qualify as a recapitalization, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the Deemed Exchange (except for amounts attributable to accrued interest, which will be treated as such) and the U.S. Holder’s adjusted tax basis in the Notes at the time of the Deemed Exchange. A U.S. Holder’s adjusted tax basis in a Note generally will equal the amount paid therefor, increased by the amount of any market discount previously taken into account and reduced by the amount of any amortizable bond premium previously amortized with respect to the Notes. The amount realized on the exchange will equal the “issue price” of the Notes, which we believe would be their fair market value, and may include the amount of the Consent Fees paid in respect of the Notes, as described below. Gain or loss recognized by a U.S. Holder pursuant to the Deemed Exchange will be capital gain or loss (except to the extent of any accrued market discount not previously included in income). That gain or loss will be long-term capital gain or loss if the U.S. Holder held the Notes for more than one year. Such gain or loss will constitute income or loss from sources within the United States for purposes of computing the foreign tax credit allowable under the United States federal income tax laws. A U.S. Holder’s holding period with respect to the Notes after the Deemed Exchange will begin the day after the Deemed Exchange.
     Upon a Deemed Exchange, regardless of whether the Deemed Exchange qualifies as a recapitalization, if the “issue price” of the Notes is less than the principal amount of the Notes by more than a statutory de minimis amount on the date of the Deemed Exchange, the Notes deemed received in the Deemed Exchange will have original issue discount (“OID”). U.S. Holders will thereafter be required to accrue interest income in respect of the Notes for United States federal income tax purposes using a constant yield method, regardless of such U.S. Holder’s method of accounting for such purposes. If the Deemed Exchange qualifies as a recapitalization and the U.S. Holder’s adjusted tax basis in the Note is higher than the issue price of the Note upon a Deemed Exchange, such holder will have acquisition premium. The acquisition premium will reduce the amount of OID includable in income of the U.S. Holder.
     Accordingly, if there is a Deemed Exchange, U.S. Holders that do not consent to the Proposed Amendment may have Notes that are not fungible, for United States federal income tax purposes, with Notes held by U.S. Holders that consent to the Proposed Amendment. As a result, trading in the Notes may be adversely impacted.
Consent Fees
     The law is unclear as to the proper United States federal income tax treatment of the Consent Fees. We intend to treat the Consent Fees as a fee paid to a U.S. Holder as separate consideration for consenting to the Proposed Amendment. Under that approach, a U.S. Holder would recognize ordinary income in the amount of the Consent Fees received without any reduction by any portion of the U.S. Holder’s tax basis in the Notes. It is not entirely clear whether the Consent Fees would be treated as income from sources within or outside of the United States for United States federal income tax purposes.
     U.S. Holders should consult their own tax advisors regarding the United States federal income tax consequences of the receipt of the Consent Fees in their particular circumstances.
Backup Withholding
     A U.S. Holder may be subject to backup withholding on the Consent Fees unless such U.S. Holder (a) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from the Consent Fees will be allowed as a credit against such U.S. Holder’s United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES
     The following summary fairly describes certain Canadian federal income tax considerations of the Solicitation and adoption of the Proposed Amendment applicable to certain Holders of Notes.
     The summary is based upon the current provisions of the Income Tax Act (Canada) (the “Tax Act”), the regulations thereunder in force as of the date hereof, our understanding of the current administrative and assessing policies published in writing by the Canada Revenue Agency and upon all specific proposals to amend the Tax Act and regulations publicly announced or released by or on behalf of the Minister of Finance (Canada) prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations and does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or foreign tax considerations which may differ significantly from those discussed herein.
     The summary is applicable to a Holder who at all relevant times and for the purposes of the Tax Act (i) deals with us at arm’s length, (ii) is neither a resident nor a deemed resident of Canada, (iii) does not use or hold and is not deemed to use or hold the Notes in carrying on business in Canada, and (iv) does not use or hold and is not deemed to use or hold the Notes in carrying on business in Canada and elsewhere as a non-resident insurer (a “Non-Resident Holder”).
     This summary is of a general nature only and is not intended to be legal or tax advice to any particular Non-Resident Holder. No representation with respect to the Canadian federal income tax consequences to any particular Non-Resident Holder is made herein. Accordingly, Non-Resident Holders should consult their own tax advisors with respect to their particular circumstances.
Consent Fees
     The payment to a Non-Resident Holder of the Consent Fees will be exempt from Canadian withholding tax and no other tax on income or capital gains will be payable under the Tax Act in respect of such payment.
Proposed Amendment
     We intend to take the position that the Solicitation and the adoption of the Proposed Amendment will not be considered for Canadian federal income tax purposes to change the status of the Notes or result in a disposition of the Notes and the creation of new Notes.
     Based upon this position, the payment of interest to Non-Resident Holders on the Notes should continue to be exempt from Canadian withholding tax.

WHERE YOU CAN FIND MORE INFORMATION
     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room located at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.
     This Statement “incorporates by reference” information that we have filed or furnished with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information contained in any subsequently filed document, to the extent it modifies information in this Statement or in any document incorporated by reference in this Statement, will automatically update and supersede the information originally in this Statement or incorporated by reference in this Statement. We incorporate by reference the following documents listed below and any fixture filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of Form 8-K), until the Expiration Date:
•	Our Annual Report on Form 10-K for the year ended December 31, 2005;

•	Our Quarterly Reports on Form l0-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; and

•	Our Current Reports on Form 8-K (other than information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, except with respect to the Current Report filed on March 29, 2007) filed or furnished (with respect to March 29, 2007) on:
February 21, 2006,
June 7, 2006,
August 21, 2006, as amended by Form 8-K/A filed on November 9, 2006,
November 24, 2006,
February 16, 2007,
March 19, 2007, and
March 29, 2007.
     We caution Holders that our management and the Audit Committee of our Board of Directors have concluded that, until the filing of our 2006 Annual Report, our prior-filed financial statements for the years 2001 through 2006 and the periods within those years should not be relied upon. See “Risk Factors – Restatement of Prior Period Financial Statements.” We specifically do not incorporate in this Statement any of our historical financial statements filed with or financial information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 or in any Current Report on Form 8-K.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
2525 Speakman Drive
Mississauga, Ontario, Canada, L5K 1B1
Attn: G. Mary Ruby, Senior Vice President, Legal Affairs and Corporate Secretary
(905) 403-6500
     The above SEC filings are also available to the public on our website at www.imax.com (This website address is provided as an inactive textual reference and is not intended to be an active link to our website. Information on our website is not part of this Statement.)

IMAX CORPORATION
SOLICITATION OF CONSENTS TO INDENTURE AMENDMENT
     In order to Consent to the Waiver and the Proposed Amendment and receive the Consent Fees, a Holder should mail, hand deliver, send by overnight courier or by facsimile or electronic transmission (in each case, confirmed by physical delivery) a properly completed and duly executed Consent Form, and any other required document, to the Information Agent at its address set forth below. Any questions or requests for assistance or for additional copies of this Statement or related documents may be directed to the Information Agent at one of its telephone numbers set forth below. A Holder (or a beneficial owner that is not a Holder) may also contact the Solicitation Agent or the Information Agent at their respective telephone numbers set forth below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.
The Solicitation Agent for the Solicitation is:
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Call Collect: (212) 325-7596
Attn: Liability Management Group
The Information Agent for the Solicitation is:
Global Bondholder Services Corporation
65 Broadway – Suite 723
New York, New York 10006
Attn: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll free (866) 857-2200
By Facsimile:
(For Eligible Institutions only):
(212) 430-3775
Confirmation:
(212) 430-3774

By Mail 65 Broadway – Suite 723 New York, NY 10006	By Overnight Courier 65 Broadway – Suite 723 New York, NY 10006	By Hand 65 Broadway – Suite 723 New York, NY 10006